                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT made as of the 22nd day of April,1999, by and between PICK COMMUNICATIONS CORP. (hereinafter referred to as "PICK' or "Employer"), a corporation having its principal office at 155 Route 46 West, Wayne, New Jersey 07470, and DIEGO LEIVA (hereinafter "Employee"), an individual residing at 13635 Deering Bay Drive, #293,Coral Gables, FL 33158.

                                   WITNESSETH

         WHEREAS, the Company and the Employee have previously entered into that certain Employment Agreement made as of September 28, 1998 (the "Employment Agreement") outlining the terms and conditions of the employment of the Employee. Capitalized terms that are used but not defined herein shall have the meanings assigned to them in the Employment Agreement;

         WHEREAS, The Company and the Employee desire to amend the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1. Amendments.

            A. The phrase "President and Chief Executive Officer" in the first recital of the Employment Agreement shall be deleted in its entirety and replaced in lieu thereof with the phrase "Chairman of the Board".

            B. The phrase "Chief Executive Officer and President" in Section 3 of the Employment Agreement shall be deleted in its entirety and replaced in lieu thereof with the phrase "Chairman of the Board".

            C. A new last sentence of Section 3 of the Employment Agreement shall be added as follows:

       "In the event the Employee is not elected a Director and Chairman of the Board of PICK, this Employment Agreement shall nevertheless continue in full force and effect with the employee performing the duties set forth by the Board of Directors."

            D. The Employee agrees that during the term of employment under the Employment Agreement that the Employee will vote "FOR" the nominees to the Board of Directors proposed by the management of the Company, including the nominee of Commonwealth Associates L.P. and the nominee of the holders of the Company's 18% Senior

Secured Notes, as amended; provided, however, that the Employee is also a nominee to the Board of Directors.

         2. Interpretation. Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect without change.

         3. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below

                                    PICK COMMUNICATIONS CORP.



                                    By: /s/ Thomas M. Malone
                                       -----------------------------------------
                                       Thomas M. Malone, Chief Executive Officer

Dated:

Witnessed by:



/s/ Nancy Freedman
-------------------

                                       /s/ Diego Leiva
                                       -----------------------------------------
                                       Diego Leiva, Employee

Dated:

Witnessed by:



/s/ Niles D. Ring
-----------------

                                        2